As filed with the Securities and Exchange Commission on January 9, 2006
No. 333-130604
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DEVRY INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	36-3150143 (I.R.S. Employer Identification No.)

ONE TOWER LANE OAKBROOK TERRACE, IL (Address of Principal Executive Offices)	60181 (Zip Code)
DEVRY INC. EMPLOYEE STOCK PURCHASE PLAN
DEVRY INC. INCENTIVE PLAN OF 2005
(Full Title of the Plan)
David M. Webster
Vice President, General Counsel and Corporate Secretary
DeVry Inc.
One Tower Lane
Oakbrook Terrace, IL 60181
(630) 571-7700
(Name, address and telephone number of Agent For Service)
With a Copy To:
Edward Spacapan, Jr.
Schiff Hardin LLP
6600 Sears Tower
Chicago, IL 60606
(312) 258-5500
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities to	Amount to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Share	Offering Price	Fee
Common Stock to be issued under the Employee Stock Purchase Plan, $.01 par value (including Common Stock Purchase Rights)	200,000	$20.93	$4,186,000	(1)
Common Stock to be issued under the Incentive Plan of 2005, $.01 par value (including Common Stock Purchase Rights)	3,000,000	$20.93	$62,790,000	(1)
TOTAL:	3,200,000	—	$66,976,000	(1)

     (1) A registration fee of $7,166.43 was paid upon the previous registration of the shares. Accordingly, no registration fee is required because no securities are being registered pursuant to this Post-Effective Amendment No. 1.

EXPLANATORY NOTE
     The purpose of this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Commission File No. 333-130604), filed by the Registrant with the Securities and Exchange Commission on December 22, 2005 (the “Registration Statement”), is solely to clarify that the Registration Statement was intended to provide that the Registration Statement also covers the Registrant’s Common Stock Purchase Rights (a description of which is contained in the Registrant’s Registration Statement on Form 8-A filed November 24, 2004 and in the Rights Agreement filed as Exhibit 99.1 thereto) to be issued in connection with each of (1) the shares of the Registrant’s Common Stock to be issued under the DeVry Inc. Employee Stock Purchase Plan and (2) the shares of the Registrant’s Common Stock to be issued under the DeVry Inc. Incentive Plan of 2005. In order to clarify the registration of such Common Stock Purchase Rights, the Registrant hereby amends the Registration Statement by adding a parenthetical statement that reads “(including Common Stock Purchase Rights)” in each place as set forth on the cover page of this Amendment under the column captioned “Title of Securities to Be Registered”. Such parenthetical statements were inadvertently omitted from the Registration Statement.
     This Post-Effective Amendment No. 1 affects only those provisions of the Registration Statement specifically amended herein. All other provisions of the Registration Statement remain unchanged.
PART II
INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT
Item 8. Exhibits.
     See the Exhibit Index, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on the 9th day of January, 2006.

DeVry Inc.
By:	/s/ Dennis J. Keller
Dennis J. Keller
Board Chair

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in their respective capacities on the 9th day of January, 2006.

Signature	Title

/s/ Dennis J. Keller Dennis J. Keller	Board Chair
* Ronald L. Taylor	Director, Chief Executive Officer
* Norman M. Levine	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Charles A. Bowsher	Director
Director
David S. Brown
* Connie Curran	Director
* William T. Keevan	Director
* Frederick A. Krehbiel	Director
* Robert C. McCormack	Director
* Julie A. McGee	Director
* Fernando Ruiz	Director
* Harold T. Shapiro	Director
* Dennis J. Keller, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to the power of attorney filed as Exhibit 24.1 to Registration Statement No. 333-130604 on Form S-8 with the Securities and Exchange Commission.

January 9, 2006	By:	/s/ Dennis J. Keller
Dennis J. Keller, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
5.1	Opinion of Schiff Hardin LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Schiff Hardin LLP (included in its opinion filed as Exhibit 5.1 hereto)
24.1	Powers of Attorney (included on the signature page of the Registration Statement)